October 16, 2012

Bill Hernandez

150 Southfield Ave, Suite 1332

Stamford, CT 06902

Dear Bill,

Thanks for your interest in BillMyParents.   I am excited about the opportunity to work closely with you.  Your skill set will be very valuable to our organization and we will make a great team.

Please review the letter below and let me know if you are in agreement.    Please keep in mind BMPI is an exciting company with a big future but today we are a small company still reliant on investor capital.

Bill, I am pleased to offer you the following opportunity:

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Title: President, reporting directly to me.  You will also be a member of the BMPI Board of Directors.   We will nominate you at our next meeting.

•     Compensation:

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Annual salary  $350,000

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Annual bonus 50% of salary; bonus criteria to be agreed on between you and me.

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In year one, BMPI will guarantee one half of your annual bonus.  You will suggest  criteria  for the remaining half.

•     Options:

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In recognition of our significant role in the organization you will receive 5 million in options.   Price to be set at the close of business the day prior to your start of employment.

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One million shares are guaranteed to vest and will vest in 60 days from your start date, the remaining  4 million  options  will vest over 3 years,  1/36  per month.

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Severance:    In the event of termination without cause, you will receive  an amount equivalent  to one year's salary  and receive  any unvested  shares  due for that year of employment.

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Change of Control: In the event a termination due to a change of control  of the company  (acquisition, buyout,   etc.) you will receive  one year salary  and all unvested  options will vest.

•     Miscellaneous:

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Cell phone allowance up to $150 per month.

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You may choose to office out of your home.  BMPI will also work with Transactis to secure space when you are in the city.

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All fringe benefits such as Medical, Dental, 401K, etc. with be included.

Bill, please let me know if you have any questions.   I'm convinced you and I can work through  any other issues.   I'm excited about having you on the team as soon as possible.

All the best,

/s/ Michael R. McCoy

Michael R. McCoy, Chief Executive Officer

/s/ William M. Hernandez-Ellsworth

William M. Hernandez-Ellsworth